Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of Renasant Corporation (333-216813) and any related prospectus of our reports dated February 27, 2017 relating to our audits of the consolidated financial statements and internal control over financial reporting of Renasant Corporation included in the Annual Report on Form 10-K/A for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

Memphis, Tennessee

April 26, 2017